UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2014

VERSAR, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-9309	54-0852979
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6850 Versar Center Springfield, Virginia 22151
(Address of principal executive offices)
(Zip Code)

(703) 750-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 30, 2014, Versar, Inc. (“Versar”) and certain of its wholly-owned subsidiaries (the “Co-Borrowers”) entered into a Second Modification Agreement with United Bank, a Virginia banking corporation (the “Bank”) modifying that certain Second Amended and Restated Loan and Security Agreement dated June 30, 2014 by and among the Bank, Versar and the Co-Borrowers (as modified by a certain First Modification Agreement dated as of July 1, 2014, the “Loan Agreement”). The Second Modification Agreement was dated and is effective as of December 23, 2014. The Second Modification Agreement revises (i) the Liabilities to Tangible Net Worth covenant of the Loan Agreement to require the ratio of Versar’s and its Consolidated Subsidiaries Total Consolidated Liabilities to its Tangible Net Worth, as defined by the Loan Agreement, to not exceed 2.50 to 1.00 as of the end of each fiscal quarter and (ii) the Minimum Tangible Net Worth covenant of the Loan Agreement to provide that Versar’s and its Consolidated Subsidiaries’ consolidated Tangible Net Worth, as defined by the Loan Agreement, must not as of the end of any fiscal quarter be less than $13,500,000.00. Except as so modified, the Loan Agreement will continue in full force and effect in accordance with its terms.

A copy of the Second Modification Agreement is filed with this report as Exhibit 10.1 and is incorporated by reference herein. The Loan Agreement was filed as Exhibit 10.2 to that certain Current Report on Form 8-K filed by Versar on July 7, 2014 and is incorporated by reference herein. The foregoing description of the Second Modification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Second Modification Agreement dated as of December 23, 2014 among Versar, Inc., certain of Versar’s subsidiaries and United Bank

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 30, 2014	VERSAR, INC.

	By:	/s/ James D. Villa
James D. Villa
Senior Vice President and General Counsel

3